Exhibit (a)(5)(xiii)

Media Release

Basel, 29 August 2014

Roche commences tender offer for InterMune, Inc. for $74.00 per share in cash

Roche (SIX: RO, ROG; OTCQX: RHHBY) today announced that it has commenced a cash tender offer for all outstanding shares of common stock of InterMune, Inc. (NASDAQ: ITMN) at a price of $74.00 per share. The tender offer is being made pursuant to the previously announced merger agreement dated August 22, 2014 among Roche Holdings, Inc., Klee Acquisition Corporation, a wholly owned subsidiary of Roche Holdings, Inc., and InterMune, Inc.

The tender offer period will expire at 12:00 midnight (New York City time) at the end of the day on September 26, 2014, unless the offer is extended.

Roche has filed a tender offer statement on Schedule TO with the United States Securities and Exchange Commission (SEC). Klee Acquisition Corporation is the acquirer in the tender offer. The Offer to Purchase contained within the Schedule TO sets out the terms and conditions of the tender offer.

InterMune has also filed a Solicitation/Recommendation Statement with the SEC on Schedule 14D-9, which includes the unanimous recommendation of the InterMune board of directors that InterMune stockholders tender their shares in the tender offer.

Following successful completion of the tender offer, any shares not acquired in the tender offer will be acquired in a second-step merger at the same $74.00 per share cash price. Closing of the tender offer is conditioned upon customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and there being validly tendered and not validly withdrawn a number of shares of InterMune common stock equal to a majority of the total outstanding shares of InterMune common stock on fully diluted basis. The offer is not subject to any financing condition.

The complete terms and conditions are set out in the Offer to Purchase, which was filed with the SEC today, August 29, 2014. InterMune stockholders may obtain copies of all of the offering documents, including the Offer to Purchase, free of charge at the SEC’s website (www.sec.gov) or by directing a request for the Solicitation/Recommendation Statement on Schedule 14D-9 to InterMune Investor Relations Department, 3280 Bayshore Boulevard, Brisbane, CA 94005, telephone number (415) 466-2228 or from InterMune’s website, http://investor.intermune.com or the Offer to Purchase and the other related materials to MacKenzie Partners, Inc., the Information Agent for the offer, at toll-free (800) 322-2885 (please call (212) 929-5500 (collect) if you are located outside the U.S. or Canada) or via email at tenderoffer@mackenziepartners.com.

About Roche

Headquartered in Basel, Switzerland, Roche is a leader in research-focused healthcare with combined strengths in pharmaceuticals and diagnostics. Roche is the world’s largest biotech company, with truly differentiated medicines in oncology, immunology, infectious diseases, ophthalmology and neuroscience. Roche is also the world leader in in vitro diagnostics and tissue-based cancer diagnostics, and a frontrunner in diabetes management. Roche’s personalised healthcare strategy aims at providing medicines and diagnostics that enable tangible improvements in the health, quality of life and survival of patients. Founded in 1896, Roche has been making important contributions to global health for more than a century. Twenty-four medicines developed by Roche are included in the World Health Organisation Model Lists of Essential Medicines, among them life-saving antibiotics, antimalarials and chemotherapy.

F. Hoffmann-La Roche Ltd	4070 Basel Switzerland	Group Communications Roche Group Media Relations	Tel. +41 61 688 88 88 Fax +41 61 688 27 75 www.roche.com

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In 2013 the Roche Group employed over 85,000 people worldwide, invested 8.7 billion Swiss francs in R&D and posted sales of 46.8 billion Swiss francs. Genentech, in the United States, is a wholly owned member of the Roche Group. Roche is the majority shareholder in Chugai Pharmaceutical, Japan. For more information, please visit www.roche.com.

All trademarks used or mentioned in this release are protected by law.

About InterMune, Inc.

InterMune, Inc. is a biotechnology company focused on the research, development and commercialization of innovative therapies in pulmonology and orphan fibrotic diseases. In pulmonology, the company is focused on therapies for the treatment of idiopathic pulmonary fibrosis (IPF), a progressive, irreversible, unpredictable and ultimately fatal lung disease. InterMune’s research programs are focused on the discovery of targeted, small-molecule therapeutics and biomarkers to treat and monitor serious pulmonary and fibrotic diseases. For additional information about InterMune and its R&D pipeline, please visit http://www.intermune.com/.

Forward-Looking Statements

SOME OF THE STATEMENTS CONTAINED IN THIS ANNOUNCEMENT ARE FORWARD-LOOKING STATEMENTS, INCLUDING STATEMENTS REGARDING THE EXPECTED CONSUMMATION OF THE ACQUISITION, WHICH INVOLVES A NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING THE SATISFACTION OF CLOSING CONDITIONS FOR THE ACQUISITION, SUCH AS REGULATORY APPROVAL FOR THE TRANSACTION, THE TENDER OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF INTERMUNE, THE POSSIBILITY THAT THE TRANSACTION WILL NOT BE COMPLETED AND OTHER RISKS AND UNCERTAINTIES DISCUSSED IN INTERMUNE’S PUBLIC FILINGS WITH THE SEC UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), INCLUDING THE “RISK FACTORS” SECTIONS OF INTERMUNE’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2013 AND SUBSEQUENT QUARTERLY REPORTS ON FORM 10-Q, AS WELL AS THE TENDER OFFER DOCUMENTS TO BE FILED BY KLEE ACQUISITION CORPORATION AND THE SOLICITATION/RECOMMENDATION TO BE FILED BY INTERMUNE. THESE STATEMENTS ARE BASED ON CURRENT EXPECTATIONS, ASSUMPTIONS, ESTIMATES AND PROJECTIONS, AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE STATEMENTS. THESE STATEMENTS ARE GENERALLY IDENTIFIED BY WORDS OR PHRASES SUCH AS “BELIEVE”, “ANTICIPATE”, “EXPECT”, “INTEND”, “PLAN”, “WILL”, “MAY”, “SHOULD”, “ESTIMATE”, “PREDICT”, “POTENTIAL”, “CONTINUE” OR THE NEGATIVE OF SUCH TERMS OR OTHER SIMILAR EXPRESSIONS. IF UNDERLYING ASSUMPTIONS PROVE INACCURATE OR UNKNOWN RISKS OR UNCERTAINTIES MATERIALIZE, ACTUAL RESULTS AND THE TIMING OF EVENTS MAY DIFFER MATERIALLY FROM THE RESULTS AND/OR TIMING DISCUSSED IN THE FORWARD-LOOKING STATEMENTS, AND YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE STATEMENTS. ROCHE AND INTERMUNE DISCLAIM ANY INTENT OR OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF DEVELOPMENTS OCCURRING AFTER THE PERIOD COVERED BY THIS REPORT OR OTHERWISE.

Important Information for Investors and Security Holders

THIS COMMUNICATION IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE EITHER AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL ANY SHARES OF THE COMMON STOCK OF INTERMUNE OR ANY OTHER SECURITIES. ROCHE AND KLEE ACQUISITION CORPORATION, A WHOLLY OWNED SUBSIDIARY OF ROCHE, HAVE FILED A TENDER OFFER STATEMENT ON SCHEDULE TO, INCLUDING AN OFFER TO PURCHASE, A LETTER

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OF TRANSMITTAL AND RELATED MATERIALS, WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), AND INTERMUNE HAS FILED A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WITH THE SEC. THE OFFER TO PURCHASE SHARES OF INTERMUNE COMMON STOCK IS ONLY BEING MADE PURSUANT TO THE OFFER TO PURCHASE, THE LETTER OF TRANSMITTAL AND RELATED MATERIALS FILED WITH THE SEC BY ROCHE AS A PART OF ITS SCHEDULE TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE OFFER, INCLUDING ITS TERMS AND CONDITIONS, AND SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER. INVESTORS AND SECURITY HOLDERS MAY OBTAIN FREE COPIES OF THESE STATEMENTS AND OTHER MATERIALS FILED WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV, OR BY DIRECTING REQUESTS FOR THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 TO INTERMUNE INVESTOR RELATIONS DEPARTMENT, 3280 BAYSHORE BOULEVARD, BRISBANE, CA 94005, TELEPHONE NUMBER (415) 466-2228 OR FROM INTERMUNE’S WEBSITE, HTTP://INVESTOR.INTERMUNE.COM OR FOR THE OFFER TO PURCHASE ON SCHEDULE TO AND THE OTHER RELATED MATERIALS TO THE INFORMATION AGENT FOR THE TENDER OFFER, MACKENZIE PARTNERS, INC., THE INFORMATION AGENT FOR THE OFFER, AT TOLL-FREE (800) 322-2885 (PLEASE CALL (212) 929-5500 (COLLECT) IF YOU ARE LOCATED OUTSIDE THE U.S. OR CANADA) OR VIA EMAIL AT TENDEROFFER@MACKENZIEPARTNERS.COM.

Roche Group Media Relations

Phone: +41 -61 688 8888 / e-mail: roche.mediarelations@roche.com

- Nicolas Dunant (Head)

- Ulrike Engels-Lange

- Štěpán Kráčala

- Claudia Schmitt

- Nina Schwab-Hautzinger

InterMune Media Relations

Phone: (415) 466-2228 / website: http://investor.intermune.com

InterMune Investor Relations Department, 3280 Bayshore Boulevard, Brisbane, CA 94005

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